                                                                  EXHIBIT 21-(1)
                           SUBSIDIARIES OF SONAT INC.
                             AS OF JANUARY 1, 1994

                                                                                         Percent of
                                                                  Country of               Voting
                                                                Organization             Securities
                                                                 or, if United            Owned by
                                                                 States, State           Immediate
Name of Company                                                 of Organization            Parent
- ---------------                                                 ---------------         ------------

SONAT INC.:

  CITRUS CORP. (a)                                                 Delaware                 50%

      Florida Gas Transmission Company                             Delaware                 100%

      Citrus Industrial Sales Company, Inc.                        Delaware                 100%

      Citrus Energy Services, Inc.                                 Delaware                 100%
        (formerly Citrus Interstate Pipeline Company)

      Citrus Marketing Inc.                                        Florida                  100%

      Citrus Trading Corp.                                         Delaware                 100%

  SENECA G.P. INC.                                                 Delaware                 100%

  SNT REALTY INC. (b)                                              Alabama                  100%

  SONAT ENERGY SERVICES COMPANY                                    Delaware                 100%

      Sonat Marketing Company                                      Delaware                 100%

          JV Trading Inc. (c)                                      Delaware                 100%

      Sonat Gathering Company                                      Delaware                 100%

      Sonat Intrastate-Alabama Inc.                                Alabama                  100%

      Sonat Power Inc. (d)                                         Delaware                 100%

      Sonat Ventures Inc. (e)(f)                                   Delaware                 100%

          Sonat NGV Technology Inc. (g)                            Delaware                 100%

______________________________

Indentations indicate subsidiaries of subsidiaries

                                                                                         Percent of
                                                                  Country of               Voting
                                                                 Organization            Securities
                                                                 or, if United            Owned by
                                                                 States, State           Immediate
Name of Company                                                 of Organization             Parent
- ---------------                                                 ---------------         ------------
  SONAT EXPLORATION COMPANY                                        Delaware                 100%

      Crosstex Pipeline, Inc.                                      Texas                    100%

      Field Gas Gathering Inc.                                     Delaware                 100%

      Sonat Coal Gas Inc. (h)                                      Delaware                 100%

      Sonat Minerals Inc.                                          Delaware                 100%

      Sonat Minerals Leasing Inc.                                  Delaware                 100%

      Sonat Texas Gathering Company                                Delaware                 100%

      Sonat Oil Transmission Inc.                                  Delaware                 100%

      Stateline Gas Gathering Company                              Delaware                 100%

  SONAT INTEROCEAN (TEXAS) INC.                                    Texas                    100%

  SONAT SERVICES INC.                                              Alabama                  100%

      Sonat Services (D.C.) Inc.                                   Delaware                 100%

  SOUTHERN NATURAL GAS COMPANY                                     Delaware                 100%

      Peninsula Pipeline Company                                   Delaware                 100%

      South Georgia Natural Gas Company                            Delaware                 100%

      Southern Deepwater Pipeline Company                          Delaware                 100%

         Sea Robin Pipeline Company (i)                            Louisiana                 50%

      Southern Energy Company                                      Delaware                 100%

                                                                                         Percent of
                                                                  Country of               Voting
                                                                 Organization            Securities
                                                                 or, if United            Owned by
                                                                 States, State            Immediate
Name of Company                                                 of Organization             Parent
- ---------------                                                 ---------------         ------------
(Southern Natural Gas Company - cont'd.)

      Southern Gas Storage Company                                 Delaware                 100%

         Bear Creek Storage Company (j)                            Louisiana                 50%

            Bear Creek Capital Corporation                         Delaware                 100%

      Southern Offshore Pipeline Company                           Delaware                 100%

         Sea Robin Pipeline Company (i)                            Louisiana                 50%

       Notes

       (a) Houston Natural Gas Company, a subsidiary of Enron Corp., owns the remaining 50 percent of Citrus Corp.

       (b) SNT Realty Inc. has a 50-percent interest in Fifth Avenue Realty Company, an unincorporated joint venture, the remaining 50-percent of which is owned by AmSouth Bank N.A.

       (c) JV Trading Inc. has a 50-percent partnership interest in Seminole Gas Marketing; the remaining 50-percent partnership interest of which is held by Suwannee Gas Marketing, Inc., a subsidiary of Lykes Energy, Inc.

       (d) Sonat Power Inc. is a 50-percent participant in AES/Sonat Power, L.L.C., a limited liability company, the remaining 50-percent interest of which is held by AES Gas Power, Inc., a wholly owned subsidiary of The AES Corporation.

       (e) Sonat Ventures Inc. is a 50-percent participant in Monarch CNG, an Alabama general partnership, the remaining 50-percent interest of which is held by Midtown NGV, Inc., a subsidiary of Energen Corporation.

       (f) Sonat Ventures Inc. is a 50-percent participant in Florida Natural Fuels, Ltd., a Florida limited partnership, the remaining 50-percent interest of which is held by Suwannee Gas Marketing, Inc., a subsidiary of Lykes Energy, Inc.

       (g) Sonat NGV Technology Inc. is a 50-percent participant in NGV Southeast Technology Center, the remaining interests of which are held by Georgia Energy Company, a subsidiary of Atlanta Gas Light Company, and Natural Gas Vehicles Development Company Southeast, Inc., a subsidiary of Natural Gas Vehicles Development Company, Inc.

       (h) Sonat Coal Gas Inc. has a 50-percent interest in Black Warrior Methane Corp. and Black Warrior Transmission Corp., the remaining 50-percent of each being owned by Jim Walter Resources, Inc.

       (i) Sea Robin Pipeline Company is an unincorporated joint venture in the state of Louisiana.

       (j) Tennessee Storage Company, a subsidiary of Tenneco Inc., owns the remaining 50-percent interest in Bear Creek Storage Company, an unincorporated joint venture in the state of Louisiana.